Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 13, 2005 on our review of interim financial information of Protective Life Insurance Company and subsidiaries (the “Company”) for the three month periods ended March 31, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statement dated on Form S-3 (File No. 333-100944).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
May 13, 2005